Exhibit 10.3

FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT AND

JOINT ESCROW INSTRUCTIONS

THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Amendment") is entered into effective as of the 24th day of October 2022, by and between WHITE HAVEN RE, LLC, a Pennsylvania limited liability company ("Seller"), and IIP-PA 9 LLC, a Delaware limited liability company ("Buyer").

RECITALS

A.WHEREAS, Seller and Buyer are parties to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of April 19, 2022, as amended by that certain First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated May 24, 2022, as amended by that certain Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated June 17, 2022, and as amended by that certain Third Amendment to Purchase and Sale Agreement dated as of September 30, 2022 (collectively, the "Existing PSA"), where Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, Seller's right, title and interest in certain real property located at 411 Susquehanna Street, White Haven, Pennsylvania 18661, as more particularly described therein;

B.WHEREAS, Seller and Buyer have conducted additional environmental testing requested by the Pennsylvania Department of Environmental Protection (“PADEP”);

C.WHEREAS, the results of the additional environmental testing are satisfactory and the parties are taking the required procedural steps to close out the regulatory concerns raised by PADEP;

D.WHEREAS, the Seller is in the process of refinancing its debt structure and the parties wish to close the Existing PSA simultaneously with the closing of such refinancing; and

E.WHEREAS, in accordance with Section 15.4 of the Existing PSA, Seller and Buyer desire to modify and amend the Existing PSA only in respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Seller and Buyer, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.Definitions.  For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing PSA unless otherwise defined herein.  The Existing PSA, as amended by this Amendment, is referred to collectively herein as the "Agreement." From and after the date hereof, the term "Agreement," as used in the Existing PSA, shall mean the Existing PSA, as amended by this Amendment.

2.Investigation Period.  The first sentence of Section 4.1 of the Existing PSA is hereby amended and restated in its entirety to read as follows:

"During the time period commencing upon the Effective Date of this Agreement and terminating as of the Closing (the "Investigation Period"), subject to the terms and conditions of this Agreement, Buyer shall have the right to conduct and complete an investigation of all matters pertaining to the Property and Buyer's purchase thereof including, without limitation, the matters described in this Section 4.1."

3.Closing.  The first sentence of Section 8.4 of the Existing PSA is hereby amended and restated in its entirety to read as follows:

"Subject to the terms of this Agreement, the closing of the transaction contemplated by this Agreement ("Closing") shall take place through the offices of Escrow Agent or as may otherwise be mutually agreed upon by Seller and Buyer on the date that is five (5) Business Days after Seller provides written notice to Buyer and Escrow Agent of its election to proceed to Closing (or such earlier date as may be mutually agreed to by the Parties) (the "Closing Date"), provided that in no event shall the Closing Date extend beyond December 31, 2022 unless otherwise mutually agreed to by the Parties in writing (the "Outside Closing Date").

4.Effect of Amendment.  Except as modified by this Amendment, the Existing PSA and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  In the event of any conflict between the terms contained in this Amendment and the Existing PSA, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

5.Miscellaneous.  This Amendment becomes effective only upon execution and delivery hereof by Seller and Buyer. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

6.Authority.  Each of Seller and Buyer guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies or other organizations on whose behalf such individual or individuals have signed.

7.Counterparts; Facsimile and PDF Signatures.  This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.  A facsimile, electronic or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the date and year first above written.

SELLER:

WHITE HAVEN RE, LLC, a Pennsylvania limited liability company

By:	Baker Technologies, Inc., a Delaware corporation, its sole member

	By:	/s/ Gary F. Santo, Jr.
	Name:	Gary F. Santo, Jr.
	Title:	President

BUYER:

IIP-PA 9 LLC, a Delaware limited liability company

By:	/s/ Brian Wolfe
Name:	Brian Wolfe
Title:	Vice President, General Counsel and Secretary